NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Fourth Quarter
and Full Year 2020 Results
Fourth quarter summary:
•Net sales of $4.1 billion, up 97% due to the Anixter merger
•Operating profit of $93 million; operating margin of 2.2%
–Adjusted operating profit of $172 million; adjusted operating margin of 4.2%
•Earnings per diluted share of $0.11
–Adjusted earnings per diluted share of $1.22
•Operating cash flow of $125 million
–Free cash flow of 161% of adjusted net income
•Leverage of 5.3x; net debt reduction of $109 million
Full year results:
•Net sales of $12.3 billion, up 48% due to the Anixter merger
•Operating profit of $347 million; operating margin of 2.8%
–Adjusted operating profit of $522 million; adjusted operating margin of 4.2%
•Earnings per diluted share of $1.51
–Adjusted earnings per diluted share of $4.37
•Operating cash flow of $544 million
–Free cash flow of 251% of adjusted net income
•Net debt reduction of $389 million; leverage improvement of 0.4x since Anixter merger
PITTSBURGH, February 9, 2021 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of business-to-business distribution, logistics services and supply chain solutions, announces its results for the fourth quarter and full year 2020.
“Fiscal 2020 will be remembered as one of the most important in WESCO’s history. We completed the transformational acquisition of Anixter, doubling our size and changing our trajectory for years to come. We designed and launched a three-year integration plan which in just six months has delivered synergies in excess of our initial targets,” said John Engel, Chairman, President and CEO. “And at the same time, we delivered operating results during a global pandemic which demonstrate the strength of our franchise, the commitment of our extraordinary team of associates, and position us well for future growth as the economy continues its recovery and the secular trends supporting our future growth generate momentum across our business units."
"In the six months since completing the acquisition of Anixter we have already reduced net debt by $389 million. We are confident that we will exceed the synergy targets that we’ve set for our three-year plan. The combination of WESCO and Anixter creates cross-selling opportunities, with initiatives underway that have already delivered early successes. We enter 2021 with a record backlog, a new organizational structure, and the strongest management team we’ve fielded during my time with the Company."
“For 2021, WESCO is exceptionally well positioned to support our customers with an expanded set of products and differentiated services. The efficiencies we capture through our larger scale will combine with growth in electrification, automation, communications and security across our three global business units to drive our performance this year. As such, we expect to outperform in our end markets with sales increasing from 3% to 6% in all three of our business units. We also see our adjusted EBITDA margins expanding to 5.4% to 5.7% and adjusted EPS growing to between $5.50 to $6.00, with free cash flow generation reaching 100% or more of net income.”

The following are results for the three months ended December 31, 2020 compared to the three months ended December 31, 2019:
•Net sales were $4.1 billion for the fourth quarter of 2020 compared to $2.1 billion for the fourth quarter of 2019, an increase of 96.7% due to the merger with Anixter that was completed on June 22, 2020, partially offset by the impact of weakened demand from the COVID-19 pandemic. Net sales for the fourth quarter of 2020 were up 4.4% sequentially compared to the third quarter that had an additional three work days.

•Cost of goods sold for the fourth quarter of 2020 was $3.4 billion compared to $1.7 billion for the fourth quarter of 2019, and gross profit was $772.0 million and $389.8 million, respectively. As a percentage of net sales, gross profit was 18.7% and 18.6% for the fourth quarter of 2020 and 2019, respectively. Cost of goods sold for the fourth quarter of 2020 includes merger-related fair value adjustments of $15.7 million, as well as an out-of-period adjustment of $23.3 million related to inventory absorption accounting. Adjusted for these amounts, gross profit as a percentage of net sales for the fourth quarter of 2020 was 19.6%.

•Selling, general and administrative expenses were $637.9 million, or 15.5% of net sales, for the fourth quarter of 2020, compared to $289.9 million, or 13.8% of net sales, for the fourth quarter of 2019. SG&A expenses for the fourth quarter of 2020 include merger-related costs of $40.1 million. Adjusted for this amount, SG&A expenses were $597.8 million, or 14.5% of net sales, for the fourth quarter of 2020. SG&A expenses for the fourth quarter of 2019 include $3.1 million of merger-related costs.

•Operating profit was $92.8 million for the fourth quarter of 2020, compared to $83.8 million for the fourth quarter of 2019. Operating profit as a percentage of net sales was 2.2% for the current quarter, compared to 4.0% for the fourth quarter of the prior year. Operating profit for the fourth quarter of 2020 includes merger-related costs and the out-of-period adjustment described above. Adjusted for these amounts, operating profit was $171.8 million, or 4.2% of net sales. Adjusted for merger-related costs of $3.1 million, operating profit was $86.9 million for the fourth quarter of 2019, or 4.1% of net sales.

•Net interest expense for the fourth quarter of 2020 was $74.3 million, compared to $16.4 million for the fourth quarter of 2019. The increase in interest expense was driven by financing activity related to the Anixter merger.

•The effective tax rate was a benefit of 4.7% for the fourth quarter of 2020 compared to expense of 22.0% for the fourth quarter of 2019. The lower effective tax rate in the current quarter was primarily due to one-time impacts from the merger with Anixter.

•Net income attributable to common stockholders was $5.6 million for the fourth quarter of 2020, compared to $53.1 million for the fourth quarter of 2019. Adjusted for the items mentioned above, net income attributable to common stockholders was $62.4 million for the fourth quarter of 2020.

•Earnings per diluted share for the fourth quarter of 2020 was $0.11, based on 51.1 million diluted shares, compared to $1.26 for the fourth quarter of 2019, based on 42.2 million diluted shares. As adjusted, earnings per diluted share for the fourth quarter of 2020 and 2019 was $1.22 and $1.32, respectively.

•Operating cash flow for the fourth quarter of 2020 was $125.0 million, compared to $107.7 million for the fourth quarter of 2019. Free cash flow for the fourth quarter of 2020 was $124.0 million, or 161% of adjusted net income, compared to $94.0 million, or 170% of adjusted net income, for the fourth quarter of 2019.
The following are results for the year ended December 31, 2020 compared to the year ended December 31, 2019:
•Net sales were $12.3 billion for 2020 compared to $8.4 billion for 2019, an increase of 47.6% due to the merger with Anixter that was completed on June 22, 2020, partially offset by the impact of weakened demand from the COVID-19 pandemic.

•Cost of goods sold for 2020 was $10.0 billion and gross profit was $2.3 billion, compared to $6.8 billion and $1.6 billion, respectively, for 2019. As a percentage of net sales, gross profit was 18.9% for both 2020 and 2019. Cost of goods sold for 2020 includes merger-related fair value adjustments of $43.7 million, as well as an out-of-period adjustment of $18.9 million related to inventory absorption accounting. Adjusted for these amounts, gross profit as a percentage of net sales for 2020 was 19.4%.

•Selling, general and administrative expenses were $1.9 billion, or 15.1% of net sales, for 2020, compared to $1.2 billion, or 14.0% of net sales, for 2019. SG&A expenses for 2020 include merger-related costs of $132.2 million, as well as a gain on the sale of a U.S. operating branch. of $19.8 million. Adjusted for these amounts, SG&A expenses for 2020 were $1.7 billion, or 14.2% of net sales, reflecting lower sales and the merger with Anixter, partially offset by cost reduction actions taken in response to the COVID-19 pandemic. SG&A expenses for 2019 include $3.1 million of merger-related costs.

•Operating profit was $347.0 million for 2020, or 2.8% of net sales, compared to $346.2 million for 2019, or 4.1% of net sales. Operating profit for 2020 includes merger-related costs, merger-related fair value adjustments, the out-of-period adjustment described above and gain on the sale of a U.S. operating branch. Adjusted for these amounts, operating profit was $522.0 million, or 4.2% of net sales. Adjusted for merger-related costs of $3.1 million, operating profit was $349.3 million for 2019, or 4.2% of net sales.

•Net interest expense for 2020 was $226.6 million, compared to $65.7 million for 2019. The increase in interest expense was driven by financing activity related to the Anixter merger.

•The effective tax rate for 2020 was 18.6%, compared to 21.2% for 2019. The lower effective tax rate in the current year was primarily due to one-time impacts from the merger with Anixter.

•Net income attributable to common stockholders was $70.4 million for 2020, compared to $223.4 million for 2019. As adjusted for the items mentioned above, net income attributable to common stockholders was $203.6 million for 2020.

•Earnings per diluted share for 2020 was $1.51, based on 46.6 million diluted shares, compared to $5.14 for 2019, based on 43.5 million diluted shares. As adjusted, earnings per diluted share for 2020 and 2019 was $4.37 and $5.20, respectively.

•Operating cash flow for 2020 was $543.9 million, compared to $224.4 million for 2019. Free cash flow for 2020 was $586.1 million, or 251% of adjusted net income, compared to $180.3 million, or 80% of adjusted net income, for 2019.
Segment Results
In the third quarter of 2020, in connection with the acquisition of Anixter, the Company identified new segments, which have been organized around three strategic business units consisting of Electrical & Electronic Solutions ("EES"), Communications & Security Solutions ("CSS") and Utility & Broadband Solutions ("UBS").
Corporate expenses are incurred to obtain and coordinate financing, tax, information technology, legal and other related services. Segment results include depreciation expense or other allocations related to various corporate assets. Interest expense and other non-operating items are not allocated to the segments or reviewed on a segment basis. Corporate expenses are not directly identifiable with our reportable segments and are reported in the tables below to reconcile the reportable segments to the consolidated financial statements.
The following are results by segment for the three months ended December 31, 2020 compared to the three months ended December 31, 2019:
•EES reported net sales of $1.7 billion for the fourth quarter of 2020, compared to $1.2 billion for the fourth quarter of 2019, an increase of 35.2%. Operating profit was $64.2 million for the fourth quarter of 2020, compared to $63.0 million for the fourth quarter of 2019. Adjusted EBITDA was $93.8 million for the fourth quarter of 2020, or 5.6% of net sales, compared to $70.5 million for the fourth quarter of 2019, or 5.7% of net sales.
•CSS reported net sales of $1.4 billion for the fourth quarter of 2020, compared to $228.4 million for the fourth quarter of 2019, an increase of 499.5%. Operating profit was $85.4 million for the fourth quarter of 2020, compared to $11.3 million for the fourth quarter of 2019. Adjusted EBITDA was $111.8 million for the fourth quarter of 2020, or 8.2% of net sales, compared to $13.1 million for the fourth quarter of 2019, or 5.7% of net sales.
•UBS reported net sales of $1.1 billion for the fourth quarter of 2020, compared to $636.9 million for the fourth quarter of 2019, an increase of 71.3%. Operating profit was $64.2 million for the fourth quarter of 2020, compared to $50.5 million for the fourth quarter of 2019. Adjusted EBITDA was $79.2 million for the fourth quarter of 2020, or 7.3% of net sales, compared to $54.0 million for the fourth quarter of 2019, or 8.5% of net sales.
The following are results by segment for the year ended December 31, 2020 compared to the year ended December 31, 2019:
•EES reported net sales of $5.5 billion for 2020, compared to $4.9 billion for 2019, an increase of 12.7%. Operating profit was $260.2 million for 2020, compared to $261.8 million for 2019. Adjusted EBITDA was $294.9 million for 2020, or 5.4% of net sales, compared to $291.5 million for 2019, or 6.0% of net sales.
•CSS reported net sales of $3.3 billion for 2020, compared to $909.5 million for 2019, an increase of 265.4%. Operating profit was $217.2 million for 2020, compared to $43.8 million for 2019. Adjusted EBITDA was $289.6 million for 2020, or 8.7% of net sales, compared to $51.1 million for 2019, or 5.6% of net sales.

•UBS reported net sales of $3.5 billion for 2020, compared to $2.6 billion for 2019, an increase of 36.1%. Operating profit was $231.7 million for 2020, compared to $184.9 million for 2019. Adjusted EBITDA was $264.6 million for 2020, or 7.5% of net sales, compared to $198.7 million for 2019, or 7.7% of net sales.
Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the fourth quarter and full year 2020 earnings as described in this News Release on Tuesday, February 9, 2021, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at www.wesco.investorroom.com. The call will be archived on this internet site for seven days.
WESCO International, Inc. (NYSE: WCC), a publicly traded FORTUNE 500® company headquartered in Pittsburgh, Pennsylvania, is a leading provider of business-to-business distribution, logistics services and supply chain solutions. Pro forma 2020 annual sales were over $16 billion, including Anixter International Inc., which it acquired in June 2020. WESCO offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs over 18,000 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 150,000 customers worldwide. With nearly 1.5 million products, end-to-end supply chain services, and leading digital capabilities, WESCO provides innovative solutions to meet customer needs across commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates approximately 800 branches, warehouses and sales offices in approximately 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

Forward-Looking Statements
All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the process to divest certain legacy WESCO businesses in Canada, including the expected length of the process, the expected benefits and costs of the transaction between WESCO and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company's plans, objectives, expectations and intentions, statements that address the combined company's expected future business and financial performance, and other statements identified by words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," "will" and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of WESCO's management, as well as assumptions made by, and information currently available to, WESCO's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of WESCO's and WESCO's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Those risks, uncertainties and assumptions include the risk of any unexpected costs or expenses resulting from the transaction, the risk of any litigation or post-closing regulatory action relating to the transaction, the risk that the transaction could have an adverse effect on the ability of the combined company to retain customers and retain and hire key personnel and maintain relationships with its suppliers, customers and other business relationships and on its operating results and business generally, the risk that problems may arise in successfully integrating the businesses of the companies or that the combined company could be required to divest one or more businesses, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits, the risk that the leverage of the company may be higher than anticipated, the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on the combined company's business, results of operations and financial conditions, the risk that the divesture of certain legacy WESCO businesses in Canada may take longer than expected and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond each company's control. Additional factors that could cause results to differ materially from those described above can be found in WESCO's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and WESCO's other reports filed with the U.S. Securities and Exchange Commission ("SEC").

Contact Information:
Will Ruthrauff
Director, Investor Relations and Corporate Communications
(412) 454-4220
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2020		December 31, 2019
Net sales	$4,128,841		$2,099,452
Cost of goods sold (excluding depreciation and amortization)	3,356,890	81.3%	1,709,658	81.4%
Selling, general and administrative expenses	637,912	15.5%	289,914	13.8%
Depreciation and amortization	41,276		16,072
Income from operations	92,763	2.2%	83,808	4.0%
Interest expense, net	74,310		16,415
Other, net	(931)		(194)
Income before income taxes	19,384	0.5%	67,587	3.2%
Provision for income taxes	(904)		14,893
Net income	20,288	0.5%	52,694	2.5%
Net income (loss) attributable to noncontrolling interests	304		(404)
Net income attributable to WESCO International, Inc.	19,984	0.5%	53,098	2.5%
Preferred stock dividends	14,352		—
Net income attributable to common stockholders	$5,632	0.1%	$53,098	2.5%

Earnings per share attributable to common stockholders	$0.11		$1.26
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share (in thousands)	51,069		42,210

Reportable Segments
Net sales:
Electrical & Electronic Solutions	$1,668,325		$1,234,118
Communications & Security Solutions	1,369,201		228,409
Utility & Broadband Solutions	1,091,315		636,925
	$4,128,841		$2,099,452
Income from operations:
Electrical & Electronic Solutions	$64,229		$63,014
Communications & Security Solutions	85,448		11,334
Utility & Broadband Solutions	64,219		50,500
Corporate	(121,133)		(41,040)
	$92,763		$83,808

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31, 2020		December 31, 2019
Net sales	$12,325,995		8,358,917
Cost of goods sold (excluding depreciation and amortization)	9,998,329	81.1%	6,777,456	81.1%
Selling, general and administrative expenses	1,859,028	15.1%	1,173,137	14.0%
Depreciation and amortization	121,600		62,107
Income from operations	347,038	2.8%	346,217	4.1%
Interest expense, net	226,591		65,710
Other, net	(2,395)		(1,554)
Income before income taxes	122,842	1.0%	282,061	3.4%
Provision for income taxes	22,803		59,863
Net income	100,039	0.8%	222,198	2.7%
Net loss attributable to noncontrolling interests	(521)		(1,228)
Net income attributable to WESCO International, Inc.	100,560	0.8%	223,426	2.7%
Preferred stock dividends	30,139		—
Net income attributable to common stockholders	$70,421	0.6%	$223,426	2.7%

Earnings per share attributable to common stockholders	$1.51		$5.14
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share (in thousands)	46,625		43,487

Reportable Segments
Net sales:
Electrical & Electronic Solutions	$5,479,760		$4,860,541
Communications & Security Solutions	3,323,264		909,496
Utility & Broadband Solutions	3,522,971		2,588,880
	$12,325,995		$8,358,917
Income from operations:
Electrical & Electronic Solutions	$260,207		$261,788
Communications & Security Solutions	217,163		43,835
Utility & Broadband Solutions	231,702		184,931
Corporate	(362,034)		(144,337)
	$347,038		$346,217

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$449,135	$150,902
Trade accounts receivable, net	2,466,903	1,187,359
Inventories	2,163,617	1,011,674
Other current assets	426,971	190,476
Total current assets	5,506,626	2,540,411

Goodwill and intangible assets	5,252,664	2,046,315
Other assets	1,120,924	430,909
Total assets	$11,880,214	$5,017,635

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$1,707,329	$830,478
Short-term borrowings and current portion of long-term debt	528,830	26,685
Other current liabilities	750,298	226,896
Total current liabilities	2,986,457	1,084,059

Long-term debt, net	4,369,953	1,257,067
Other noncurrent liabilities	1,187,415	417,838
Total liabilities	8,543,825	2,758,964

Stockholders' Equity
Total stockholders' equity	3,336,389	2,258,671
Total liabilities and stockholders' equity	$11,880,214	$5,017,635

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Operating Activities:
Net income	$100,039	$222,198
Add back (deduct):
Depreciation	55,086	26,579
Amortization of intangible assets	66,514	35,528
Deferred income taxes	(33,538)	13,205
Change in trade receivables, net	47,879	11,453
Change in inventories	203,827	(47,297)
Change in accounts payable	(54,127)	23,505
Other, net	158,251	(60,804)
Net cash provided by operating activities	543,931	224,367

Investing Activities:
Capital expenditures	(56,671)	(44,067)
Other(1)	(3,678,478)	(16,733)
Net cash used in investing activities	(3,735,149)	(60,800)

Financing Activities:
Debt borrowings, net(2)	3,589,904	58,207
Equity activity, net	(3,434)	(153,049)
Other(3)	(105,729)	(14,924)
Net cash provided by (used in) financing activities	3,480,741	(109,766)

Effect of exchange rate changes on cash and cash equivalents	8,710	758

Net change in cash and cash equivalents	298,233	54,559
Cash and cash equivalents at the beginning of the period	150,902	96,343
Cash and cash equivalents at the end of the period	$449,135	$150,902
(1)    Includes payments to acquire Anixter of $3,707.6 million, net of cash acquired of $103.4 million.
(2)    Primarily includes the net proceeds from the issuance of senior unsecured notes of $2,815.0 million, as well as borrowings under the Company's asset-based revolving credit facility and accounts receivable securitization facility. These cash inflows were used to fund the merger with Anixter.
(3)    Includes approximately $80.2 million of costs associated with the debt financing used to fund a portion of the merger with Anixter, and $30.1 million of dividends paid to holders of Series A preferred stock.

NON-GAAP FINANCIAL MEASURES

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP") above, this earnings release includes certain non-GAAP financial measures. These financial measures include pro forma sales, gross profit, adjusted gross profit gross margin, adjusted gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, financial leverage, pro forma financial leverage, free cash flow, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of sales performance, and the use of debt and liquidity on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related costs and fair value adjustments, an out-of-period adjustment related to inventory absorption accounting, gain on sale of a U.S. operating branch, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Gross Profit:	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net sales	$4,128,841	$2,099,452	$12,325,995	$8,358,917
Cost of goods sold (excluding depreciation and amortization)	3,356,890	1,709,658	9,998,329	6,777,456
Gross profit	$771,951	$389,794	$2,327,666	$1,581,461
Adjusted gross profit(1)	$810,909	$389,794	$2,390,213	$1,581,461
Gross margin	18.7%	18.6%	18.9%	18.9%
Adjusted gross margin(1)	19.6%	18.6%	19.4%	18.9%
Note: Gross profit is a financial measure commonly used within the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.
(1)    Adjusted gross profit and adjusted gross margin exclude the effect of merger-related fair value adjustments to inventory, and an out-of-period adjustment related to inventory absorption accounting totaling $39.0 million and $62.5 million for the three and twelve months ended December 31, 2020, respectively.

	Three Months Ended		Twelve Months Ended
Adjusted Income from Operations:	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Income from operations	$92,763	$83,808	$347,038	$346,217
Merger-related costs	40,107	3,130	132,236	3,130
Merger-related fair value adjustments	15,674	—	43,693	—
Out-of-period adjustment	23,283	—	18,852	—
Gain on sale of asset	—	—	(19,816)	—
Adjusted income from operations	$171,827	$86,938	$522,003	$349,347
Adjusted income from operations margin %	4.2%	4.1%	4.2%	4.2%

	Three Months Ended		Twelve Months Ended
Adjusted Provision for Income Taxes:	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Provision for income taxes	$(904)	$14,893	$22,803	$59,863
Income tax effect of adjustments to income from operations(1)	22,264	664	41,817	664
Adjusted provision for income taxes	$21,360	$15,557	$64,620	$60,527
(1)    The adjustments to income from operations have been tax effected at rates of 28.2% and 23.9% for the three and twelve months ended December 31, 2020, respectively, and 21.2% for the three and twelve months ended December 31, 2019.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted Earnings per Diluted Share:	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Adjusted income from operations	$171,827	$86,938	$522,003	$349,347
Interest expense, net	74,310	16,415	226,591	65,710
Other, net	(931)	(194)	(2,395)	(1,554)
Adjusted income before income taxes	98,448	70,717	297,807	285,191
Adjusted provision for income taxes	21,360	15,557	64,620	60,527
Adjusted net income	77,088	55,160	233,187	224,664
Net income (loss) attributable to noncontrolling interests	304	(404)	(521)	(1,228)
Adjusted net income attributable to WESCO International, Inc.	76,784	55,564	233,708	225,892
Preferred stock dividends	14,352	—	30,139	—
Adjusted net income attributable to common stockholders	$62,432	$55,564	$203,569	$225,892

Diluted shares	51,069	42,210	46,625	43,487
Adjusted earnings per diluted share	$1.22	$1.32	$4.37	$5.20
Note: Income from operations, the provision for income taxes and earnings per diluted share for the three and twelve months ended December 31, 2020 have been adjusted to exclude merger-related costs and fair value adjustments, an out-of-period adjustment related to inventory absorption accounting, gain on sale of a U.S. operating branch, and the related income tax effects. For the three and twelve months ended December 31, 2019, income from operations, the provision for income taxes and earnings per diluted share have been adjusted to exclude merger-related costs and the related income tax effects. These non-GAAP financial measures provide a better understanding of the Company's financial results on a comparable basis.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2020
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$66,164	$88,916	$64,195	$(213,643)	$5,632
Net income attributable to noncontrolling interests	(178)	—	—	482	304
Preferred stock dividends	—	—	—	14,352	14,352
Provision for income taxes	—	—	—	(904)	(904)
Interest expense, net	—	—	—	74,310	74,310
Depreciation and amortization	11,173	13,372	7,227	9,504	41,276
EBITDA	$77,159	$102,288	$71,422	$(115,899)	$134,970
Other, net	(1,757)	(3,468)	24	4,270	(931)
Stock-based compensation expense	141	6	77	2,495	2,719
Merger-related costs	—	—	—	40,107	40,107
Merger-related fair value adjustments	3,716	9,656	2,302	—	15,674
Out-of-period adjustment	14,589	3,273	5,421	—	23,283
Adjusted EBITDA	$93,848	$111,755	$79,246	$(69,027)	$215,822
Adjusted EBITDA margin %	5.6%	8.2%	7.3%		5.2%

	Three Months Ended December 31, 2019
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$63,612	$11,334	$50,500	$(72,348)	$53,098
Net loss attributable to noncontrolling interests	(404)	—	—	—	(404)
Provision for income taxes	—	—	—	14,893	14,893
Interest expense, net	—	—	—	16,415	16,415
Depreciation and amortization	7,226	1,703	3,465	3,678	16,072
EBITDA	$70,434	$13,037	$53,965	$(37,362)	$100,074
Other, net	(194)	—	—	—	(194)
Stock-based compensation expense	279	19	58	4,465	4,821
Merger-related costs	—	—	—	3,130	3,130
Adjusted EBITDA	$70,519	$13,056	$54,023	$(29,767)	$107,831
Adjusted EBITDA margin %	5.7%	5.7%	8.5%		5.1%

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2020
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$262,829	$217,211	$231,678	$(641,297)	$70,421
Net loss attributable to noncontrolling interests	(842)	—	—	321	(521)
Preferred stock dividends	—	—	—	30,139	30,139
Provision for income taxes	—	—	—	22,803	22,803
Interest expense, net	—	—	—	226,591	226,591
Depreciation and amortization	35,811	37,765	22,380	25,644	121,600
EBITDA	$297,798	$254,976	$254,058	$(335,799)	$471,033
Other, net	(1,780)	(48)	24	(591)	(2,395)
Stock-based compensation expense	991	59	298	15,366	16,714
Merger-related costs	—	—	—	132,236	132,236
Merger-related fair value adjustments	15,411	22,000	6,282	—	43,693
Out-of-period adjustment	2,325	12,634	3,893	—	18,852
Gain on sale of asset	(19,816)	—	—	—	(19,816)
Adjusted EBITDA	$294,929	$289,621	$264,555	$(188,788)	$660,317
Adjusted EBITDA margin %	5.4%	8.7%	7.5%		5.4%

	Year Ended December 31, 2019
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$264,570	$43,835	$184,931	$(269,910)	$223,426
Net loss attributable to noncontrolling interests	(1,228)	—	—	—	(1,228)
Provision for income taxes	—	—	—	59,863	59,863
Interest expense, net	—	—	—	65,710	65,710
Depreciation and amortization	28,569	7,155	13,583	12,800	62,107
EBITDA	$291,911	$50,990	$198,514	$(131,537)	$409,878
Other, net	(1,554)	—	—	—	(1,554)
Stock-based compensation expense	1,116	77	231	17,638	19,062
Merger-related costs	—	—	—	3,130	3,130
Adjusted EBITDA	$291,473	$51,067	$198,745	$(110,769)	$430,516
Adjusted EBITDA margin %	6.0%	5.6%	7.7%		5.2%
Note: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before other, net, non-cash stock-based compensation, merger-related costs and fair value adjustments, an out-of-period adjustment related to inventory absorption accounting, and gain on sale of a U.S. operating branch. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share data)
(Unaudited)

	Pro Forma(1)	Reported
	Twelve Months Ended	Twelve Months Ended
Financial Leverage:	December 31, 2020	December 31, 2019

Net income attributable to common stockholders	$115,572	$223,426
Net loss attributable to noncontrolling interests	(521)	(1,228)
Preferred stock dividends	30,139	—
Provision for income taxes	55,659	59,863
Interest expense, net	255,842	65,710
Depreciation and amortization	153,499	62,107
EBITDA	$610,190	$409,878
Other, net	4,635	(1,554)
Stock-based compensation	34,733	19,062
Merger-related costs and fair value adjustments	206,748	3,130
Out-of-period adjustment	18,852	—
Gain on sale of asset	(19,816)	—
Adjusted EBITDA	$855,342	$430,516

	December 31, 2020	December 31, 2019
Short-term borrowings and current portion of long-term debt	$528,830	$26,685
Long-term debt	4,369,953	1,257,067
Debt discount and debt issuance costs(2)	88,181	8,876
Fair value adjustments to Anixter Notes due 2023 and 2025(2)	(1,650)	—
Total debt	4,985,314	1,292,628
Less: cash and cash equivalents	449,135	150,902
Total debt, net of cash	$4,536,179	$1,141,726

Financial leverage ratio	5.3	2.7
(1)Pro forma adjusted EBITDA includes the financial results of the legacy WESCO Utility and Datacom businesses in Canada, which are being divested under a Consent Agreement with the Competition Bureau of Canada.
(2)Long-term debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.
Note: Financial leverage measures the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses, non-cash stock-based compensation, costs and fair value adjustments associated with the merger with Anixter, an out-of-period adjustment related to inventory absorption accounting, and gain on the sale of a U.S. operating branch. Pro forma financial leverage ratio is calculated by dividing total debt, excluding debt discount and debt issuance costs, net of cash, by pro forma adjusted EBITDA. Pro forma EBITDA and pro forma adjusted EBITDA gives effect to the combination of WESCO and Anixter as if it had occurred at the beginning of the respective trailing twelve month period.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Free Cash Flow:	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Cash flow provided by operations	$124,993	$107,703	$543,931	$224,367
Less: Capital expenditures	(14,109)	(13,744)	(56,671)	(44,067)
Add: Merger-related expenditures	13,147	—	98,822	—
Free cash flow	$124,031	$93,959	$586,082	$180,300
Percentage of adjusted net income	161%	170%	251%	80%

Note: Free cash flow is a measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three and twelve months ended December 31, 2020, the Company paid certain fees, expenses and other costs to consummate the merger with Anixter. Such expenditures have been added back to cash flow provided by operations to determine free cash flow for such periods.